Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "GLOBAL PARTNER ACQUISITION CORP II", CHANGING ITS NAME FROM "GLOBAL PARTNER ACQUISITION CORP II" TO "STARDUST POWER INC.", FILED IN THIS OFFICE ON THE EIGHTH DAY OF JULY, A.D. 2024, AT 11:26 O`CLOCK A.M.

Jeffrey W. Bullock, Secretary of State

4149376 8100
SR# 20243076760

Authentication: 203872585
Date: 07-08-24

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
GLOBAL PARTNER ACQUISITION CORP II

(Pursuant to Section 242 of the
General Corporation Law of the State of Delaware)

Global Partner Acquisition Corp II (the "**Corporation**"), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the "**General Corporation Law**"), does hereby certify as follows:

1. The name of this Corporation is Global Partner Acquisition Corp II.

2. This Corporation was originally incorporated pursuant to the General Corporation Law on July 8, 2024, under the name "Global Partner Acquisition Corp II".

3. The Board of Directors of this Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law, adopted resolutions amending and restating Article I of the Certificate of Incorporation of this Corporation, as amended, to read as follows:

"I. The name of the Corporation is:

Stardust Power Inc. (the "**Corporation**")."

4. Pursuant to Section 242(b) of the General Corporation Law, stockholder approval was not required for this action.

5. This amendment shall be effective on and as of the date of filing of this Certificate of Amendment with the Delaware Secretary of State.

IN WITNESS WHEREOF, this Certificate of Amendment to Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on this 8 day of July 2024.

By: */s/ Chandra R. Patel*
Chandra R. Patel, Chief Executive Officer